THE PHOENIX EDGE SERIES FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of The Phoenix Edge Series Fund (the "Trust"), a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration") and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated December 7, 1999, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held on February 22, 2000, at which a quorum was present, the Board of Trustees acting pursuant to Article VII, Section 7.3 of said Declaration for the purpose of changing the name of the "Phoenix-Research Enhanced Index Series" to "Phoenix-J.P. Morgan Stanley Research Enhanced Index Series", unanimously voted to amend said Declaration, effective April 21, 2000 by deleting the first paragraph of Section 4.2 of Article IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following twenty-one Series are hereby established and designated:
         "Phoenix-Oakhurst Balanced Series", "Phoenix-Goodwin Multi-Sector Fixed Income Series", "Phoenix-Goodwin Money Market Series", "Phoenix-Oakhurst Strategic Allocation Series", "Phoenix-Engemann Capital Growth Series", "Phoenix-Aberdeen International Series", "Phoenix-Duff & Phelps Real Estate Securities Series", "Phoenix-Seneca Strategic Theme Series", "Phoenix-Aberdeen New Asia Series", "Phoenix-J.P. Morgan Research Enhanced Index Series", "Phoenix-Engemann Nifty Fifty Series", "Phoenix-Schafer Mid-Cap Value Series", "Phoenix-Seneca Mid-Cap Growth Series", "Phoenix-Hollister Value Equity Series", "Phoenix-Oakhurst Growth and Income Series", "Phoenix-Bankers Trust Dow 30 Series", "Phoenix-Federated U.S. Government Bond Series", "Phoenix-Janus Equity Income Series", "Phoenix-Janus Flexible Income Series", Phoenix-Janus Growth Series" and "Phoenix-Morgan Stanley Focus Equity Series".

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April , 2000.

                                    /s/ Simon Y. Tan
                                    --------------------------------------------
                                    Simon Y. Tan, individually and as
                                    attorney-in-fact for Frank M. Ellmer, John
                                    A. Fabian, Eunice S. Groark, John R. Mallin
                                    and Timothy P. Shriver